The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         Subject to Completion, Pricing Supplement dated July 12, 2004

PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 75 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                    Dated            , 2004
                                                                  Rule 424(b)(3)

                                  $
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                            -----------------------
                         6% SPARQS due August 15, 2005
                          Mandatorily Exchangeable for
              Shares of Common Stock of KING PHARMACEUTICALS, INC.
     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 6% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of King Pharmaceuticals common stock, subject to our right to call the
SPARQS for cash at any time beginning January    , 2005.

o    The principal amount and issue price of each SPARQS is $   , which is equal
     to the closing price of King Pharmaceuticals common stock on the day we price the SPARQS for initial sale to the public.

o    We will pay 6% interest (equivalent to $      per year) on the $
     principal amount of each SPARQS. Interest will be paid quarterly, beginning November 15, 2004.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of King Pharmaceuticals common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to King Pharmaceuticals. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of King Pharmaceuticals common stock.

o    Beginning January    , 2005, we have the right to call all of the SPARQS at
     any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call which is expected to be 21% to 25% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in King Pharmaceuticals common stock. You will not have the right to exchange your SPARQS for King Pharmaceuticals common stock prior to maturity.

o King Pharmaceuticals, Inc. is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "SPK" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-8.

                            -----------------------
                               PRICE $ PER SPARQS
                            -----------------------

                                Price to          Agent's         Proceeds to
                               Public(1)       Commissions(2)      Company(1)
                             -------------   -----------------  ----------------
Per SPARQS.................         $                 $                 $
Total......................         $                 $                 $

------------------------------
(1)  Plus accrued interest, if any, from the original issue date.
(2) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of King Pharmaceuticals, Inc., which we refer to as King Pharmaceuticals Stock, subject to our right to call the SPARQS for cash at any time on or after
January    , 2005.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS costs $              We, Morgan Stanley, are offering 6% Stock
                                 Participation Accreting Redemption
                                 Quarterly-pay Securities(SM) due August 15,
                                 2005, Mandatorily Exchangeable for Shares of
                                 Common Stock of King Pharmaceuticals, Inc.,
                                 which we refer to as the SPARQS. The principal
                                 amount and issue price of each SPARQS is
                                 $            , which is equal to the closing
                                 price of King Pharmaceuticals Stock on the day we price the SPARQS for initial sale to the public.

                                 The original issue price of the SPARQS includes the agent's commissions paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the SPARQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the SPARQS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of SPARQS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the SPARQS do
principal                        not guarantee any return of principal at
                                 maturity. Instead the SPARQS will pay an amount of King Pharmaceuticals Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash.
                                 Investing in SPARQS is not equivalent to investing in King Pharmaceuticals Stock. If at maturity (including upon an acceleration of the SPARQS) the closing price of King
                                 Pharmaceuticals Stock has declined from the closing price on the day we price the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

6% interest on the principal     We will pay interest on the SPARQS, at the rate
amount                           of 6% of the principal amount per year,
                                 quarterly on November 15, 2004, February 15,
                                 2005, May 15, 2005 and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we pay on the SPARQS is more than the current dividend rate on King Pharmaceuticals Stock.

Payout at maturity               If we have not called the SPARQS and the
                                 maturity of the SPARQS has not accelerated, we
                                 will deliver to you at the scheduled maturity
                                 date a number of shares of King Pharmaceuticals
                                 Stock equal to the exchange ratio for each
                                 $        principal amount of SPARQS you hold.
                                 The initial exchange ratio is one share of King
                                 Pharmaceuticals Stock per SPARQS, subject to adjustment for certain corporate events relating to King Pharmaceuticals, Inc., which we refer to as King Pharmaceuticals. You do not have the right to exchange your SPARQS for King Pharmaceuticals Stock prior to maturity.

                                 You can review the historical prices of King
                                 Pharmaceuticals Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                 If August 5, 2005, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, both the final call notice date and the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the SPARQS may    The return investors realize on the SPARQS may
be limited by our call right     be limited by our call right. We have the right
                                 to call all of the SPARQS at any time beginning
                                 January   , 2005, including at maturity, for
                                 the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 21% to 25% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public.

                                 You should not expect to obtain a total yield (including interest payments) of more than 21% to 25% per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not King Pharmaceuticals Stock or an amount based upon the closing price of King Pharmaceuticals Stock.

                                 The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at a yield to call rate of 21% to 25% per annum, equals the issue price of the SPARQS.

                                 If we call the SPARQS, we will do the
                                 following:

                                 o    send a notice announcing that we have
                                      decided to call the SPARQS;

                                 o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                 o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                 If we were to call the SPARQS on January   ,
                                 2005, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call
                                 date, would be $        per SPARQS. If we were
                                 to call the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled maturity date), would be $ per SPARQS.

The yield to call on the         The yield to call on the SPARQS is expected to
SPARQS is expected to be 21%     be 21% to 25% per annum, and will be determined
to 25%                           on the day we price the SPARQS for initial sale
                                 to the public. This means that the annualized rate of return that you will receive on the issue price of the SPARQS if we call the SPARQS is expected to be 21% to 25% per annum. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 21% to 25% per annum.

The maturity date of the         The maturity date of the SPARQS will be
SPARQS may be accelerated        accelerated upon the occurrence of either of
                                 the following events:

                                 o    a price event acceleration, which will
                                      occur if the closing price of King
                                      Pharmaceuticals Stock on any two
                                      consecutive trading days is less than
                                      $2.00 (subject to adjustment for certain corporate events related to King Pharmaceuticals); and

                                 o    an event of default acceleration, which
                                      will occur if there is an event of default with respect to the SPARQS.

                                 The amount payable to you will differ depending on the reason for the acceleration.

                                 o If there is a price event acceleration, we will owe you (i) a number of shares of King Pharmaceuticals Stock at the then current exchange ratio and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                                 o    If there is an event of default
                                      acceleration and if we have not already
                                      called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of (x) the closing price of King Pharmaceuticals Stock, as of the date of such acceleration and (y) the then current exchange ratio and (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                        o  If we have already called the SPARQS
                                           in accordance with our call right, we
                                           will owe you (i) the call price and
                                           (ii) accrued but unpaid interest to
                                           the date of acceleration.

                                 The amount payable to you if the maturity of
                                 the SPARQS is accelerated may be substantially
                                 less than the $         principal amount of the
                                 SPARQS.

The SPARQS may become            Following certain corporate events relating to
exchangeable into the common     King Pharmaceuticals Stock, such as a
stock of companies other than    stock-for-stock merger where King
King Pharmaceuticals             Pharmaceuticals is not the surviving entity,
                                 you will receive at maturity the common stock of a successor corporation to King
                                 Pharmaceuticals. Following certain other corporate events relating to King
                                 Pharmaceuticals Stock, such as a merger event where holders of King Pharmaceuticals Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to King Pharmaceuticals Stock, you will receive at maturity the common stock of three companies in the same industry group as King
                                 Pharmaceuticals in lieu of, or in addition to, King Pharmaceuticals Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the SPARQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of
                                 SPARQS--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley
calculation agent                & Co. Incorporated, which we refer to as MS &
                                 Co., to act as calculation agent for JPMorgan
                                 Chase Bank (formerly known as The Chase
                                 Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting King Pharmaceuticals Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to King Pharmaceuticals Stock that we describe in the section of this pricing supplement called "Description of
                                 SPARQS--Antidilution Adjustments."

No affiliation with King         King Pharmaceuticals is not an affiliate of
Pharmaceuticals                  ours and is not involved with this offering in
                                 any way. The obligations represented by the SPARQS are obligations of Morgan Stanley and not of King Pharmaceuticals.

Where you can find more          The SPARQS are senior notes issued as part of
information on the SPARQS        our Series C medium-term note program.  You can
                                 find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                 Notes."

                                 For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                  Please contact your local Morgan Stanley branch
                                 office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of King Pharmaceuticals Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary senior   The SPARQS combine features of equity and debt.
notes -- no guaranteed return    The terms of the SPARQS differ from those of
of principal                     ordinary debt securities in that we will not
                                 pay you a fixed amount at maturity. Our payout to you at the scheduled maturity date will be a number of shares of King Pharmaceuticals Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of King Pharmaceuticals Stock at maturity (including upon an acceleration of the SPARQS) is less than the closing price on the day we price the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of King
                                 Pharmaceuticals Stock or, under some
                                 circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation potential is   The appreciation potential of the SPARQS is
limited by our call right        limited by our call right.  The $
                                 issue price of one SPARQS is equal to the
                                 closing price of one share of King
                                 Pharmaceuticals Stock on the day we price the
                                 SPARQS for initial sale to the public. If we
                                 exercise our call right, you will receive the
                                 cash call price described under "Description of
                                 SPARQS--Call Price" below and not King
                                 Pharmaceuticals Stock or an amount based upon
                                 the closing price of King Pharmaceuticals
                                 Stock. The payment you will receive in the
                                 event that we exercise our call right will
                                 depend upon the call date and will be an amount
                                 of cash per SPARQS that, together with all of
                                 the interest paid on the SPARQS to and
                                 including the call date, represents a yield to
                                 call of 21% to 25% per annum on the issue price
                                 of the SPARQS from the date of issuance to but
                                 excluding the call date. The yield to call will
                                 be determined on the day we price the SPARQS
                                 for initial sale to the public. We may call the
                                 SPARQS at any time on or after January   ,
                                 2005, including on the maturity date. You should not expect to obtain a total yield
                                 (including interest payments) of more than 21% to 25% per annum on the issue price of the SPARQS to the call date.

Secondary trading may be         There may be little or no secondary market for
limited                          the SPARQS.  Although we will apply to list the
                                 SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so. If at any time MS
                                 & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your SPARQS would likely be lower than if an active market existed.

Market price of the SPARQS       Several factors, many of which are beyond our
will be influenced by many       control, will influence the value of the
unpredictable factors            SPARQS.  We expect that generally the trading
                                 price of King Pharmaceuticals Stock on any day
                                 will affect the value of the SPARQS more than
                                 any other single factor. However, because we
                                 have the right to call the SPARQS at any time
                                 beginning January    , 2005 for a call price
                                 that is not linked to the closing price of King
                                 Pharmaceuticals Stock, the SPARQS may trade differently from King Pharmaceuticals Stock.
                                 Other factors that may influence the value of the SPARQS include:

                                 o the volatility (frequency and magnitude of changes in price) of King Pharmaceuticals Stock

                                 o    geopolitical conditions and economic,
                                      financial, political, regulatory or
                                      judicial events that affect stock markets generally and that may affect the trading price of King Pharmaceuticals Stock

                                 o    interest and yield rates in the market

                                 o the time remaining until we can call the SPARQS and until the SPARQS mature

                                 o    the dividend rate on King Pharmaceuticals
                                      Stock

                                 o    our creditworthiness

                                 o the occurrence of certain events affecting King Pharmaceuticals that may or may not require an adjustment to the exchange ratio

                                 Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of King Pharmaceuticals Stock is at, below, or not sufficiently above the initial closing price.

                                 You cannot predict the future performance of King Pharmaceuticals Stock based on its historical performance. The price of King Pharmaceuticals Stock may decrease so that you will receive at maturity an amount of King Pharmaceuticals Stock or, under some circumstances, cash, in either case, worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of King Pharmaceuticals Stock will increase so that you will receive at maturity an amount of King Pharmaceuticals Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not King Pharmaceuticals Stock, and your yield to the call date (including all of the interest paid on the SPARQS) is expected to be 21% to 25% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in King Pharmaceuticals Stock.

The inclusion of commissions     Assuming no change in market conditions or any
and projected profit from        other relevant factors, the price, if any, at
hedging in the original issue    which MS & Co. is willing to purchase SPARQS in
price is likely to adversely     secondary market transactions will likely be
affect secondary market prices   lower than the original issue price, since the
                                 original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the SPARQS, as well as the projected profit included in the cost of hedging our obligations under the SPARQS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the SPARQS accelerate, you    The maturity of the SPARQS will be accelerated
may receive an amount worth      if there is a price event acceleration or an
substantially less than the      event of default acceleration. The amount
principal amount of the SPARQS   payable to you if the maturity of the SPARQS is
                                 accelerated will differ depending on the reason for the acceleration and may be substantially less than the principal amount of the SPARQS.
                                 See "Description of SPARQS--Price Event
                                 Acceleration" and "Description of
                                 SPARQS--Alternate Exchange Calculation in Case of an Event of Default."

Morgan Stanley is not            King Pharmaceuticals is not an affiliate of
affiliated with King             ours and is not involved with this offering in
Pharmaceuticals                  any way.  Consequently, we have no ability to
                                 control the actions of King Pharmaceuticals, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. King
                                 Pharmaceuticals has
                                 no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to King Pharmaceuticals.

Morgan Stanley may engage in     We or our affiliates may presently or from time
business with or involving       to time engage in business with King
King Pharmaceuticals without     Pharmaceuticals without regard to your
regard to your interests         interests, including extending loans to, or
                                 making equity investments in, King
                                 Pharmaceuticals or providing advisory services to King Pharmaceuticals, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about King
                                 Pharmaceuticals. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to King Pharmaceuticals. These research reports may or may not recommend that investors buy or hold King Pharmaceuticals Stock.

You have no shareholder rights   Investing in the SPARQS is not equivalent to
                                 investing in King Pharmaceuticals Stock. As an investor in the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to King Pharmaceuticals Stock. In addition, you do not have the right to exchange your SPARQS for King Pharmaceuticals Stock prior to maturity.

The SPARQS may become            Following certain corporate events relating to
exchangeable into the common     King Pharmaceuticals Stock, such as a merger
stock of companies other than    event where holders of King Pharmaceuticals
King Pharmaceuticals             Stock would receive all or a substantial
                                 portion of their consideration in cash or a significant cash dividend or distribution of property with respect to King Pharmaceuticals
                                 Stock, you will receive at maturity the common stock of three companies in the same industry group as King Pharmaceuticals in lieu of, or in addition to, King Pharmaceuticals Stock.
                                 Following certain other corporate events, such as a stock-for-stock merger where King
                                 Pharmaceuticals is not the surviving entity, you will receive at maturity the common stock of a successor corporation to King
                                 Pharmaceuticals. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution adjustments     MS & Co., as calculation agent, will adjust the
the calculation agent is         amount payable at maturity for certain events
required to make do not cover    affecting King Pharmaceuticals Stock, such as
every corporate event that       stock splits and stock dividends, and certain
could affect King                other corporate actions involving King
Pharmaceuticals Stock            Pharmaceuticals, such as mergers. However, the
                                 calculation agent will not make an adjustment for every corporate event that could affect
                                 King Pharmaceuticals Stock. For example, the calculation agent is not required to make any adjustments if King Pharmaceuticals or anyone else makes a partial tender or partial exchange offer for King Pharmaceuticals Stock. If an event occurs that does not require the calculation agent to adjust the amount of King
                                 Pharmaceuticals Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

The economic interests of the    The economic interests of the calculation agent
calculation agent and other of   and other of our affiliates are potentially
our affiliates are potentially   adverse to your interests as an investor in the
adverse to your interests        SPARQS.

                                 As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called "Description of SPARQS--Antidilution
                                 Adjustments" and "--Price Event Acceleration."

                                 The original issue price of the SPARQS includes the agent's commissions and certain costs of hedging our obligations under the SPARQS. The subsidiaries through which we hedge our obligations under the SPARQS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours will
by the calculation agent and     carry out hedging activities related to the
its affiliates could             SPARQS, including trading in King
potentially affect the value     Pharmaceuticals Stock as well as in other
of the SPARQS                    instruments related to King Pharmaceuticals
                                 Stock. MS & Co. and some of our other
                                 subsidiaries also trade King Pharmaceuticals
                                 Stock and other financial instruments related to King Pharmaceuticals Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the SPARQS for initial sale to the public could potentially affect the price of King
                                 Pharmaceuticals Stock and, accordingly,
                                 potentially increase the issue price of the SPARQS and, therefore, the price at which King
                                 Pharmaceuticals Stock must close before you would receive at maturity an amount of King
                                 Pharmaceuticals Stock worth as much as or more than the principal amount of the SPARQS.
                                 Additionally, such hedging or trading
                                 activities during the term of the SPARQS could potentially affect the price of King
                                 Pharmaceuticals Stock at maturity and,
                                 accordingly, if we have not called the SPARQS, the value of the King Pharmaceuticals Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization     You should also consider the U.S. federal
of the SPARQS for U.S. federal   income tax consequences of investing in the
income tax purposes is           SPARQS. There is no direct legal authority as
uncertain, the material U.S.     to the proper tax treatment of the SPARQS, and
federal income tax               consequently our special tax counsel is unable
consequences of an investment    to render an opinion as to their proper
in the SPARQS are uncertain      characterization for U.S. federal income tax
                                 purposes. Therefore, significant aspects of the tax treatment of the SPARQS are uncertain.
                                 Pursuant to the terms of the SPARQS and subject to the discussion under "Description of SPARQS--United States Federal Income
                                 Taxation--Non-U.S. Holder," you have agreed with us to treat a SPARQS as an investment unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called
                                 "Description of SPARQS--United States Federal
                                 Income Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase King
                                 Pharmaceuticals Stock from us at maturity, and
                                 (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue Service (the
                                 "IRS") were successful in asserting an
                                 alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for King
                                 Pharmaceuticals Stock received in exchange for the SPARQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called
                                 "Description of SPARQS--United States Federal
                                 Income Taxation."

                                 If you are a foreign investor, please read the section of this pricing supplement called "Description of SPARQS--United States Federal Income Taxation--Non-U.S. Holders" for a discussion of the withholding tax consequences of an investment in the SPARQS.

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the SPARQS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                             DESCRIPTION OF SPARQS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 6% SPARQS due August 15, 2005, Mandatorily Exchangeable for Shares of Common Stock of King Pharmaceuticals, Inc. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount......   $

Maturity Date...................   August 15, 2005, subject to acceleration as
                                   described below in "--Price Event
                                   Acceleration" and "--Alternate Exchange
                                   Calculation in Case of an Event of Default" and subject to extension if the Final Call
                                   Notice Date is postponed in accordance with the following paragraph.

                                   If the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise and we elect to call the SPARQS, the scheduled Maturity Date will be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "--Final Call Notice Date."

Interest Rate...................   6% per annum (equivalent to $        per
                                   annum per SPARQS)

Interest Payment Dates..........   November 15, 2004, February 15, 2005, May 15,
                                   2005 and the Maturity Date.

                                   If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay interest on the Maturity Date as postponed rather than on August 15, 2005, but no interest will accrue on the SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date.....................   The Record Date for each Interest Payment
                                   Date, including the Interest Payment Date scheduled to occur on the Maturity Date, will be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day; provided, however, that in the event that we call the SPARQS, no Interest Payment Date will occur after the Morgan Stanley Notice Date, except for any Interest Payment Date for which the Morgan Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call Price is payable. The
                                   "ex-interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency..............   U.S. dollars

Issue Price.....................   $          per SPARQS

Original Issue Date (Settlement
Date)...........................               , 2004

CUSIP Number....................   61746S547

Denominations...................   $          and integral multiples thereof

Morgan Stanley Call Right.......   On any scheduled Trading Day on or after
                                   January    , 2005 or on the Maturity Date
                                   (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), we may call the SPARQS, in whole but not in part, for the Call Price. If we call the SPARQS, the cash
                                   Call Price and any accrued but unpaid
                                   interest on the SPARQS will be delivered to the Trustee for delivery to the Depositary, which we refer to as DTC, as holder of the SPARQS, on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of the SPARQS to the Trustee.
                                   We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to DTC, as holder of the SPARQS. We expect such amount of cash will be distributed to investors on the Call Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or
                                   Certificated Note" below, and see "The
                                   Depositary" in the accompanying prospectus supplement.

Morgan Stanley Notice Date......   The scheduled Trading Day on which we issue
                                   our notice of mandatory exchange, which must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date..........   August 5, 2005; provided that if August 5,
                                   2005 is not a Trading Day or if a Market
                                   Disruption Event occurs on such day, the Final Call Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date.......................   The day specified by us in our notice of
                                   mandatory exchange, on which we will deliver
                                   cash to DTC, as holder of the SPARQS, for
                                   mandatory exchange, which day may be any
                                   scheduled Trading Day on or after January   ,
                                   2005 or the Maturity Date (including the
                                   Maturity Date as it may be extended and
                                   regardless of whether the Maturity Date is a scheduled Trading Day).

Call Price......................   The Call Price with respect to any Call Date
                                   is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date
                                   (i.e., the Call Price and all of the interest payments, including accrued and unpaid interest payable on the Call Date), discounted to the Original Issue Date from the applicable payment date at the Yield to Call rate of 21% to 25% per annum, computed on the basis of a 360-day year of twelve
                                   30-day months, equals the Issue Price, as determined by the Calculation Agent.

                                   The table of indicative Call Prices set forth below illustrates what the Call Price per SPARQS would be if we were to call the SPARQS
                                   on January    , 2005 (which is the earliest
                                   date on which we may call the SPARQS) and on any subsequent scheduled Interest Payment Date through the scheduled Maturity Date:

                                   Call Date                          Call Price
                                   --------------------------------   ----------
                                   January      , 2005.............   $
                                   February 15, 2005...............   $
                                   May 15, 2005....................   $
                                   August 15, 2005.................   $

                                   The indicative Call Prices set forth above do not include the accrued but unpaid interest that would also be payable on each SPARQS on the applicable Call Date. We may call the SPARQS on any scheduled Trading Day on or
                                   after January    , 2005 or on the Maturity
                                   Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

                                   For more information regarding the
                                   determination of the Call Price and examples of how the Call Price is calculated in certain hypothetical scenarios, see Annex A to this pricing supplement.

Yield to Call...................   The Yield to Call on the SPARQS is expected
                                   to be 21% to 25% per annum, and will be
                                   determined on the day we price the SPARQS for initial sale to the public. This means that the annualized rate of return that you will receive on the Issue Price of the SPARQS if we call the SPARQS will be 21% to 25% per annum. The calculation of the Yield to Call takes into account the Issue Price of the SPARQS, the time to the Call Date, and the amount and timing of interest payments on the SPARQS, as well as the Call Price. If we call the SPARQS on any particular Call Date, the Call Price will be an amount so that the Yield to Call on the SPARQS to but excluding the Call Date will be 21% to 25% per annum.
                                   See Annex A to this pricing supplement.

Exchange at the Maturity Date...   Unless we have called the SPARQS or their
                                   maturity has accelerated, at the scheduled
                                   Maturity Date, upon delivery of the SPARQS to the Trustee, we will apply the $ principal amount of each SPARQS as payment for, and will deliver, a number of shares of King Pharmaceuticals Stock at the Exchange
                                   Ratio.

                                   We shall, or shall cause the Calculation
                                   Agent to, (i) provide written notice to the
                                   Trustee and to DTC, on or prior to 10:30 a.m. on the Trading Day immediately prior to the scheduled Maturity Date of the SPARQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of King Pharmaceuticals Stock to be delivered
                                   with respect to the $            principal
                                   amount of each SPARQS and (ii) deliver such shares of King Pharmaceuticals Stock (and cash in respect of interest and any fractional shares of King Pharmaceuticals Stock) to the Trustee for delivery to DTC, as holder of the SPARQS, on the scheduled Maturity Date. We expect such shares and cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated

                                   Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                   If the maturity of the SPARQS is accelerated because of a Price Event Acceleration (as described under "--Price Event Acceleration" below) or because of an Event of Default Acceleration (as defined under "--Alternate Exchange Calculation in Case of an Event of Default" below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an Event of Default Acceleration, two Trading Days after the date of acceleration (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading Day) and (ii) in the case of a Price Event Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration).

Price Event Acceleration........   If on any two consecutive Trading Days during
                                   the period prior to and ending on the third
                                   Business Day immediately preceding the
                                   Maturity Date, the product of the Closing
                                   Price per share of King Pharmaceuticals Stock
                                   and the Exchange Ratio is less than $2.00,
                                   the Maturity Date of the SPARQS will be
                                   deemed to be accelerated to the third
                                   Business Day immediately following such
                                   second Trading Day (the "date of
                                   acceleration"). See "--Exchange Ratio" below.
                                   Upon such acceleration, with respect to the
                                   $         principal amount of each SPARQS, we
                                   will deliver to DTC, as holder of the SPARQS, on the date of acceleration:

                                   o a number of shares of King Pharmaceuticals Stock at the then current Exchange Ratio; and

                                   o  accrued but unpaid interest to but
                                      excluding the date of acceleration plus an amount of cash, as determined by the Calculation Agent, equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding any portion of such payments of interest accrued to the date of acceleration) discounted to the date of acceleration at the yield that would be applicable to a non-interest bearing, senior unsecured debt obligation of ours with a comparable term.

                                   We expect such shares and cash will be
                                   distributed to investors on the date of
                                   acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement. The present value of each remaining scheduled payment will be based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent.

                                   Investors will not be entitled to receive the
                                   return of the $           principal amount of
                                   each SPARQS upon a Price Event Acceleration.

No Fractional Shares............   Upon delivery of the SPARQS to the Trustee at
                                   maturity, we will deliver the aggregate
                                   number of shares of King Pharmaceuticals
                                   Stock due with respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of King Pharmaceuticals Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of King
                                   Pharmaceuticals Stock as determined by the Calculation Agent as of the second scheduled
                                   Trading Day prior to maturity of the SPARQS.

Exchange Ratio..................   1.0, subject to adjustment for certain
                                   corporate events relating to King
                                   Pharmaceuticals. See "--Antidilution
                                   Adjustments" below.

Closing Price...................   The Closing Price for one share of King
                                   Pharmaceuticals Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                      o  if King Pharmaceuticals Stock (or any
                                         such other security) is listed or
                                         admitted to trading on a national
                                         securities exchange, the last reported
                                         sale price, regular way, of the
                                         principal trading session on such day
                                         on the principal United States
                                         securities exchange registered under
                                         the Securities Exchange Act of 1934, as
                                         amended (the "Exchange Act"), on which
                                         King Pharmaceuticals Stock (or any such
                                         other security) is listed or admitted
                                         to trading,

                                      o  if King Pharmaceuticals Stock (or any
                                         such other security) is a security of
                                         the Nasdaq National Market (and
                                         provided that the Nasdaq National
                                         Market is not then a national
                                         securities exchange), the Nasdaq
                                         official closing price published by The
                                         Nasdaq Stock Market, Inc. on such day,
                                         or

                                      o  if King Pharmaceuticals Stock (or any
                                         such other security) is neither listed
                                         or admitted to trading on any national
                                         securities exchange nor a security of
                                         the Nasdaq National Market but is
                                         included in the OTC Bulletin Board
                                         Service (the "OTC Bulletin Board")
                                         operated by the National Association of
                                         Securities Dealers, Inc., the last
                                         reported sale price of the principal
                                         trading session on the OTC Bulletin
                                         Board on such day.

                                   If King Pharmaceuticals Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of King Pharmaceuticals Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for King Pharmaceuticals Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for King Pharmaceuticals Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term "OTC Bulletin Board Service" will include any successor service thereto.

Trading Day.....................   A day, as determined by the Calculation
                                   Agent, on which trading is generally
                                   conducted on the New York Stock Exchange,
                                   Inc. ("NYSE"), the AMEX, the Nasdaq National
                                   Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or Certificated
Note............................   Book Entry. The SPARQS will be issued in the
                                   form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the SPARQS. Your beneficial interest in the SPARQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the SPARQS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of
                                   Securities--Global Securities--Registered
                                   Global Securities" in the accompanying
                                   prospectus.

Senior Note or Subordinated
Note............................   Senior

Trustee.........................   JPMorgan Chase Bank (formerly known as The
                                   Chase Manhattan Bank)

Agent...........................   MS & Co.

Calculation Agent...............   MS & Co.

                                   All determinations made by the Calculation
                                   Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee, and us.

                                   All calculations with respect to the Exchange Ratio and Call Price for the SPARQS will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                   Because the Calculation Agent is our
                                   affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the SPARQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or determining any Closing Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of a Price Event Acceleration. See "--Antidilution Adjustments" and "--Market Disruption Event" below and "--Price Event Acceleration" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments........   The Exchange Ratio will be adjusted as
                                   follows:

                                   1. If King Pharmaceuticals Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of King Pharmaceuticals Stock.

                                   2. If King Pharmaceuticals Stock is subject
                                   (i) to a stock dividend (issuance of
                                   additional shares of King Pharmaceuticals
                                   Stock) that is given ratably to all holders of shares of King Pharmaceuticals Stock or
                                   (ii) to a distribution of King
                                   Pharmaceuticals Stock as a result of the triggering of any provision of the corporate charter of King Pharmaceuticals, then once the dividend has become effective and King Pharmaceuticals Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of King Pharmaceuticals Stock and (ii) the prior Exchange Ratio.

                                   3. If King Pharmaceuticals issues rights or warrants to all holders of King Pharmaceuticals Stock to subscribe for or purchase King Pharmaceuticals Stock at an exercise price per share less than the Closing Price of King Pharmaceuticals Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of King Pharmaceuticals Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of King Pharmaceuticals Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of King Pharmaceuticals Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of King Pharmaceuticals Stock which the aggregate offering price of the total number of shares of King Pharmaceuticals Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                   4. There will be no adjustments to the
                                   Exchange Ratio to reflect cash dividends or other distributions paid with respect to King Pharmaceuticals Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary
                                   Dividend" means each of (a) the full amount per share of King Pharmaceuticals Stock of any cash dividend or special dividend or distribution that is identified by King Pharmaceuticals as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by King Pharmaceuticals as an extraordinary or special dividend or distribution) distributed per share of King Pharmaceuticals Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of King Pharmaceuticals Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of King Pharmaceuticals Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in King Pharmaceuticals Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c) the full cash value of any non-cash dividend or distribution per share of King Pharmaceuticals Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to King Pharmaceuticals Stock includes an Extraordinary

                                   Dividend, the Exchange Ratio with respect to King Pharmaceuticals Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause
                                   (c)(ii) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on King Pharmaceuticals Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                   5. Any of the following shall constitute a
                                   Reorganization Event: (i) King
                                   Pharmaceuticals Stock is reclassified or
                                   changed, including, without limitation, as a
                                   result of the issuance of any tracking stock
                                   by King Pharmaceuticals, (ii) King
                                   Pharmaceuticals has been subject to any
                                   merger, combination or consolidation and is
                                   not the surviving entity, (iii) King
                                   Pharmaceuticals completes a statutory
                                   exchange of securities with another
                                   corporation (other than pursuant to clause
                                   (ii) above), (iv) King Pharmaceuticals is
                                   liquidated, (v) King Pharmaceuticals issues
                                   to all of its shareholders equity securities
                                   of an issuer other than King Pharmaceuticals
                                   (other than in a transaction described in
                                   clause (ii), (iii) or (iv) above) (a "spinoff stock") or (vi) King Pharmaceuticals Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of King Pharmaceuticals Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the amount payable upon exchange at maturity with respect to the
                                   $           principal amount of each SPARQS
                                   following the effective date for such
                                   Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

                                      (a) if King Pharmaceuticals Stock
                                      continues to be outstanding, King
                                      Pharmaceuticals Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Ratio in effect on the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

                                      (b) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for King Pharmaceuticals Stock, the number of shares of the New Stock received with respect to one share of King
                                      Pharmaceuticals Stock multiplied by the
                                      Exchange Ratio for King Pharmaceuticals
                                      Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause (c)(i) below); and

                                      (c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the "Non-Stock Exchange Property"),

                                         (i) if the combined value of the amount
                                         of Non-Stock Exchange Property received
                                         per share of King Pharmaceuticals
                                         Stock, as determined by the Calculation
                                         Agent in its sole discretion on the
                                         effective date of such Reorganization
                                         Event (the "Non-Stock Exchange Property
                                         Value"), by holders of King
                                         Pharmaceuticals Stock is less than 25%
                                         of the Closing Price of King
                                         Pharmaceuticals Stock on the Trading
                                         Day immediately prior to the effective
                                         date of such Reorganization Event, a
                                         number of shares of King
                                         Pharmaceuticals Stock, if applicable,
                                         and of any New Stock received in
                                         connection with such Reorganization
                                         Event, if applicable, in proportion to
                                         the relative Closing Prices of King
                                         Pharmaceuticals Stock and any such New
                                         Stock, and with an aggregate value
                                         equal to the Non-Stock Exchange
                                         Property Value multiplied by the
                                         Exchange Ratio in effect for King
                                         Pharmaceuticals Stock on the Trading
                                         Day immediately prior to the effective
                                         date of such Reorganization Event,
                                         based on such Closing Prices, in each
                                         case as determined by the Calculation
                                         Agent in its sole discretion on the
                                         effective date of such Reorganization
                                         Event; and the number of such shares of
                                         King Pharmaceuticals Stock or any New
                                         Stock determined in accordance with
                                         this clause (c)(i) will be added at the
                                         time of such adjustment to the Exchange
                                         Ratio in subparagraph (a) above and/or
                                         the New Stock Exchange Ratio in
                                         subparagraph (b) above, as applicable,
                                         or

                                         (ii) if the Non-Stock Exchange Property
                                         Value is equal to or exceeds 25% of the
                                         Closing Price of King Pharmaceuticals
                                         Stock on the Trading Day immediately
                                         prior to the effective date relating to
                                         such Reorganization Event or, if King
                                         Pharmaceuticals Stock is surrendered
                                         exclusively for Non-Stock Exchange
                                         Property (in each case, a "Reference
                                         Basket Event"), an initially
                                         equal-dollar weighted basket of three
                                         Reference Basket Stocks (as defined
                                         below) with an aggregate value on the
                                         effective date of such Reorganization
                                         Event equal to the Non-Stock Exchange
                                         Property Value multiplied by the
                                         Exchange Ratio in effect for King
                                         Pharmaceuticals Stock on the Trading
                                         Day immediately prior to the effective
                                         date of such Reorganization Event. The
                                         "Reference Basket Stocks" will be the
                                         three stocks with the largest market
                                         capitalization among the stocks that
                                         then comprise the S&P 500 Index (or, if
                                         publication of such index is
                                         discontinued, any successor or
                                         substitute index selected by the
                                         Calculation Agent in its sole
                                         discretion) with the same primary
                                         Standard Industrial Classification Code
                                         ("SIC Code") as King Pharmaceuticals;
                                         provided, however, that a Reference
                                         Basket Stock will not include any stock
                                         that is subject to a trading
                                         restriction under the trading
                                         restriction policies of Morgan Stanley
                                         or any of its affiliates that would
                                         materially limit the ability of Morgan
                                         Stanley or any of its affiliates to
                                         hedge the SPARQS with respect to such
                                         stock (a "Hedging Restriction");
                                         provided further that if three
                                         Reference Basket Stocks cannot be
                                         identified from the S&P 500 Index by
                                         primary SIC Code for which a Hedging
                                         Restriction does not exist, the
                                         remaining Reference Basket Stock(s)
                                         will be selected by the Calculation
                                         Agent from the largest market
                                         capitalization stock(s) within the same
                                         Division and Major Group classification
                                         (as defined by the Office of Management
                                         and Budget) as the primary SIC Code for
                                         King Pharmaceuticals. Each Reference
                                         Basket Stock will be assigned a Basket
                                         Stock Exchange Ratio equal to the
                                         number of shares of such Reference
                                         Basket Stock with a Closing Price on
                                         the effective date of such
                                         Reorganization Event equal to the
                                         product of (a) the Non-Stock Exchange
                                         Property Value, (b) the Exchange Ratio
                                         in effect for King Pharmaceuticals
                                         Stock on the Trading Day immediately
                                         prior to the effective date of such
                                         Reorganization Event and (c) 0.3333333.

                                   Following the allocation of any Extraordinary Dividend to Reference Basket Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the amount payable upon exchange at maturity with
                                   respect to the $         principal amount of
                                   each SPARQS will be the sum of:

                                      (x)  if applicable, King Pharmaceuticals
                                           Stock at the Exchange Ratio then in
                                           effect; and

                                      (y)  if applicable, for each New Stock,
                                           such New Stock at the New Stock
                                           Exchange Ratio then in effect for
                                           such New Stock; and

                                      (z)  if applicable, for each Reference
                                           Basket Stock, such Reference Basket
                                           Stock at the Basket Stock Exchange
                                           Ratio then in effect for such
                                           Reference Basket Stock.

                                   In each case, the applicable Exchange Ratio
                                   (including for this purpose, any New Stock
                                   Exchange Ratio or Basket Stock Exchange
                                   Ratio) will be determined by the Calculation
                                   Agent on the third Trading Day prior to the scheduled Maturity Date.

                                   For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                   Following the occurrence of any
                                   Reorganization Event referred to in
                                   paragraphs 4 or 5 above, (i) references to "King Pharmaceuticals Stock" under "--No Fractional Shares," "--Closing Price" and "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "King Pharmaceuticals Stock" shall be deemed to refer to the Exchange Property into which the SPARQS are thereafter exchangeable and references to a "share" or "shares" of King Pharmaceuticals Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                   If a Reference Basket Event occurs, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                   No adjustment to any Exchange Ratio
                                   (including for this purpose, any New Stock
                                   Exchange Ratio or Basket Stock Exchange
                                   Ratio) will be required unless such
                                   adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                   No adjustments to the Exchange Ratio or
                                   method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Closing Price of King Pharmaceuticals Stock, including, without limitation, a partial tender or exchange offer for King Pharmaceuticals Stock.

                                   The Calculation Agent shall be solely
                                   responsible for the determination and
                                   calculation of any adjustments to the
                                   Exchange Ratio, any New Stock Exchange Ratio or Basket Stock Exchange Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                   The Calculation Agent will provide
                                   information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraphs 1 through 5 above upon written request by any investor in the SPARQS.

Market Disruption Event.........   "Market Disruption Event" means, with respect
                                   to King Pharmaceuticals Stock:

                                      (i) a suspension, absence or material
                                      limitation of trading of King
                                      Pharmaceuticals Stock on the primary
                                      market for King Pharmaceuticals Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for King
                                      Pharmaceuticals Stock as a result of which the reported trading prices for King Pharmaceuticals Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to King Pharmaceuticals Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                      (ii) a determination by the Calculation
                                      Agent in its sole discretion that any
                                      event described in clause (i) above
                                      materially interfered with the ability of Morgan Stanley or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the SPARQS.

                                      For purposes of determining whether a
                                      Market Disruption Event has occurred: (i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,
                                      (ii) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (iii) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (iv) a suspension of trading in options contracts on King
                                      Pharmaceuticals Stock by the primary
                                      securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to King Pharmaceuticals Stock and (v) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to King Pharmaceuticals Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
  in Case of an Event of
  Default.......................   In case an event of default with respect to
                                   the SPARQS shall have occurred and be
                                   continuing, the amount declared due and
                                   payable per SPARQS upon any acceleration of the SPARQS (an "Event of Default
                                   Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Closing Price of King
                                   Pharmaceuticals Stock (and/or the value of any Exchange Property) as of the date of such acceleration and (y) the then current
                                   Exchange Ratio and (ii) the Call Price
                                   calculated as though the date of acceleration were the Call Date (but in no event less than the Call Price for the first Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration;
                                   provided that if we have called the SPARQS in accordance with the Morgan Stanley Call
                                   Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call
                                   Price for the Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

King Pharmaceuticals Stock;
Public Information..............   King Pharmaceuticals, Inc. is a vertically
                                   integrated pharmaceutical company that
                                   develops, manufactures, markets and sells branded prescription pharmaceutical products.
                                   King Pharmaceuticals Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission.
                                   Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street,
                                   N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public
                                   Reference Section of the Commission, 450
                                   Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by King
                                   Pharmaceuticals pursuant to the Exchange Act can be located by reference to Commission file number 0-24425. In addition, information regarding King Pharmaceuticals may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                   This pricing supplement relates only to the SPARQS offered hereby and does not relate to King Pharmaceuticals Stock or other securities of King Pharmaceuticals. We have derived all disclosures contained in this pricing supplement regarding King Pharmaceuticals from the publicly available documents described in the preceding paragraph. In connection with the offering of the SPARQS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to King Pharmaceuticals. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding King Pharmaceuticals is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of King Pharmaceuticals Stock (and therefore the price of King Pharmaceuticals Stock at the time we price the SPARQS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning King Pharmaceuticals could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                   Neither we nor any of our affiliates makes any representation to you as to the performance of King Pharmaceuticals Stock.

                                   We and/or our affiliates may presently or from time to time engage in business with King Pharmaceuticals, including extending loans to, or making equity investments in, King Pharmaceuticals or providing advisory services to King Pharmaceuticals, such as merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to King

                                   Pharmaceuticals, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to King Pharmaceuticals, and the reports may or may not recommend that investors buy or hold King Pharmaceuticals Stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of King Pharmaceuticals as in your judgment is appropriate to make an informed decision with respect to an investment in King Pharmaceuticals Stock.

Historical Information..........   The following table sets forth the published
                                   high and low Closing Prices of King
                                   Pharmaceuticals Stock during 2001, 2002, 2003 and 2004 through July 12, 2004. The Closing
                                   Price of King Pharmaceuticals Stock on July
                                   12, 2004 was $10.83. We obtained the Closing
                                   Prices and other information below from
                                   Bloomberg Financial Markets, without
                                   independent verification. You should not take the historical prices of King Pharmaceuticals
                                   Stock as an indication of future performance.
                                   The price of King Pharmaceuticals Stock may decrease so that at maturity you will receive an amount of King Pharmaceuticals Stock worth less than the principal amount of the SPARQS.
                                   We cannot give you any assurance that the price of King Pharmaceuticals Stock will increase so that at maturity you will receive an amount of King Pharmaceuticals Stock worth more than the principal amount of the SPARQS.
                                   To the extent that the Closing Price at
                                   maturity of shares of King Pharmaceuticals
                                   Stock at the Exchange Ratio is less than the Issue Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.

                                                                  High     Low
                                                                -------  -------

                                   (CUSIP 495582108)
                                   2001
                                   First Quarter............... $ 37.41  $ 25.79
                                   Second Quarter..............   42.49    27.75
                                   Third Quarter...............   46.05    37.37
                                   Fourth Quarter..............   44.06    35.97
                                   2002
                                   First Quarter...............   41.88    29.30
                                   Second Quarter..............   34.95    19.25
                                   Third Quarter...............   21.60    16.20
                                   Fourth Quarter..............   18.98    15.35
                                   2003
                                   First Quarter...............   17.94    11.11
                                   Second Quarter..............   16.43     9.69
                                   Third Quarter...............   16.55    13.44
                                   Fourth Quarter..............   16.01    12.62
                                   2004
                                   First Quarter...............   19.96    15.49
                                   Second Quarter..............   17.82    11.45
                                   Third Quarter
                                      (through July 12, 2004)..   11.43    10.75

                                   Historical prices with respect to the common stock of King Pharmaceuticals have been adjusted for a 4-for-3 stock split which became effective in the third quarter of 2001.

                                   King Pharmaceuticals has not paid dividends on King Pharmaceuticals Stock to date. We make no representation as to the amount of dividends, if any, that King Pharmaceuticals will pay in the future. In any event, as an investor in the SPARQS, you will not be entitled to receive dividends, if any, that may be payable on King Pharmaceuticals Stock.

Use of Proceeds and Hedging.....   The net proceeds we receive from the sale of
                                   the SPARQS will be used for general corporate purposes and, in part, by us in connection with hedging our obligations under the SPARQS through one or more of our subsidiaries. The original issue price of the SPARQS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                   On or prior to the day we price the SPARQS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the SPARQS by taking positions in King Pharmaceuticals Stock, in options contracts on King Pharmaceuticals Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of King Pharmaceuticals Stock, and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which King Pharmaceuticals Stock must close before you would receive at maturity an amount of King Pharmaceuticals Stock worth as much as or more than the principal amount of the SPARQS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling King Pharmaceuticals Stock, options contracts on King Pharmaceuticals Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of King Pharmaceuticals Stock and, therefore, adversely affect the value of the SPARQS or the payment you will receive at maturity or upon any acceleration of the SPARQS.

Supplemental Information
  Concerning Plan of
  Distribution..................   Under the terms and subject to the conditions
                                   contained in the U.S. distribution agreement
                                   referred to in the prospectus supplement
                                   under "Plan of Distribution," the Agent,
                                   acting as
                                   principal for its own account, has agreed to
                                   purchase, and we have agreed to sell, the
                                   principal amount of SPARQS set forth on the
                                   cover of this pricing supplement. The Agent
                                   proposes initially to offer the SPARQS
                                   directly to the public at the public offering
                                   price set forth on the cover page of this
                                   pricing supplement plus accrued interest, if
                                   any, from the Original Issue Date. The Agent
                                   may allow a concession not in excess of
                                   $           per SPARQS to other dealers.
                                   After the initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                   We expect to deliver the SPARQS against
                                   payment therefor in New York, New York
                                   on                              2004, which
                                   will be the fifth Business Day following the date of this pricing supplement and of the pricing of the SPARQS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade SPARQS on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the SPARQS initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                   In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the SPARQS or King Pharmaceuticals Stock. Specifically, the Agent may sell more SPARQS than it is obligated to purchase in connection with the offering, creating a naked short position in the SPARQS for its own account. The Agent must close out any naked short position by purchasing the SPARQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the SPARQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, SPARQS or King Pharmaceuticals Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or retard a decline in the market price of the SPARQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
   and Insurance Companies......   Each fiduciary of a pension, profit-sharing
                                   or other employee benefit plan subject to the Employee Retirement Income Security Act of
                                   1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SPARQS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our
                                   subsidiaries and affiliates, including MS &
                                   Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or
                                   Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the SPARQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in
                                   interest with respect to many Plans, the SPARQS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the SPARQS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either
                                   (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the SPARQS.

                                   In addition to considering the consequences of holding the SPARQS, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing the SPARQS should also consider the possible implications of owning King Pharmaceuticals Stock upon exchange of the SPARQS at maturity. Purchasers of the SPARQS have exclusive responsibility for ensuring that their purchase and holding of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income
Taxation........................   The following summary is based on the advice
                                   of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S.
                                   federal income tax consequences to initial investors in the SPARQS (and the components thereof) that purchase the SPARQS at the Issue Price and that will hold the SPARQS as capital assets within the meaning of Section
                                   1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (e.g., taxpayers who are not U.S.
                                   Holders, as defined below, except as pertains to the withholding tax, certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold a SPARQS (or any component thereof) as a part of a hedging transaction, straddle, conversion or other integrated transaction).
                                   As the law applicable to the U.S. federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                   General

                                   Pursuant to the terms of the SPARQS and
                                   subject to the discussion below, under
                                   "--Non-U.S. Holder," we and every investor in the SPARQS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a SPARQS for all tax purposes as an investment unit consisting of the following components (the "Components"): (i) a terminable contract (the "Terminable Forward Contract") that (a) requires an investor in a SPARQS (subject to the Morgan Stanley Call Right) to purchase, and us to sell, for an amount equal to the Issue Price (the "Forward Price"), King Pharmaceuticals Stock at maturity and (b) allows us, upon exercise of the Morgan Stanley Call Right, to terminate the Terminable Forward Contract by returning to an investor the Deposit (as defined below) and paying to an investor an amount of cash equal to the difference between the Call Price and the Deposit; and (ii) a deposit with us of a fixed amount of cash, equal to the Issue Price, to secure the investor's obligation to purchase King Pharmaceuticals Stock (the "Deposit"), which Deposit bears a
                                   quarterly compounded yield of    % per annum,
                                   which yield is based on our cost of
                                   borrowing. Under this characterization, less than the full quarterly payments on the SPARQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investors' entry into the Terminable Forward Contract (the "Contract Fees"). Furthermore, based on our determination of the relative fair market values of the Components at the time of issuance of the SPARQS, we will allocate 100% of the Issue Price of the SPARQS to the Deposit and none to the Terminable Forward Contract. Our allocation of the Issue Price among the Components will be binding on investors in the SPARQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the SPARQS. Due to the absence of authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein.
                                   Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                   U.S. Holders

                                   As used herein, the term "U.S. Holder" means an owner of a SPARQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                   Tax Treatment of the SPARQS

                                   Assuming the characterization of the SPARQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                   Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                   Tax Basis. Based on our determination set forth above, the U.S. Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                   Settlement of the Terminable Forward
                                   Contract. Upon maturity of the Terminable
                                   Forward Contract, a U.S. Holder would,
                                   pursuant to the Terminable Forward Contract, be deemed to have applied the Forward Price toward the purchase of King Pharmaceuticals Stock, and the U.S. Holder would not recognize any gain or loss with respect to any King Pharmaceuticals Stock received. With respect to any cash received upon maturity (other than in respect of any accrued interest on the Deposit and any accrued Contract Fees), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                   With respect to any King Pharmaceuticals
                                   Stock received upon maturity, the U.S. Holder would have an adjusted tax basis in the

                                   King Pharmaceuticals Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and King Pharmaceuticals Stock should be based on the amount of the cash received (excluding cash in respect of any accrued interest on the Deposit and any accrued Contract Fees) and the relative fair market value of King Pharmaceuticals Stock received, as of the Maturity Date. The holding period for any King Pharmaceuticals Stock received would start on the day after the maturity of the SPARQS. Although the matter is not free from doubt, the occurrence of a Reorganization Event will not cause a taxable event to occur with respect to the Terminable Forward Contract.

                                   Price Event Acceleration. Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Terminable Forward Contract through the delivery by the U.S. Holder to us of the Forward Price in exchange for (a) shares of King Pharmaceuticals Stock and (b) cash equal to the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to Contract Fees. We will also pay cash representing unpaid interest on the Deposit and unpaid Contract Fees that accrued up to but excluding the date of acceleration.

                                   Assuming the characterization of the Price
                                   Event Acceleration described above, a U.S.
                                   Holder would, with respect to the price paid by us to repay the Deposit, recognize capital gain or loss equal to the difference between such amount and the U.S. Holder's basis in the Deposit which difference, in the case of an initial investor, would be equal to the present value of the portion of remaining scheduled payments on the SPARQS attributable to the interest on the Deposit. In general, the tax treatment of the settlement of the Terminable Forward Contract upon a Price Event Acceleration would be the same as described above under "--Settlement of the Terminable Forward Contract." However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the SPARQS that is attributable to Contract Fees is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce the basis a U.S. Holder would have in King Pharmaceuticals Stock received, or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under "--Settlement of the Terminable Forward Contract." U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Terminable Forward Contract upon a Price Event Acceleration.

                                   Any cash received with respect to accrued interest on the Deposit and any accrued Contract Fees will be taxed as described under "--Quarterly Payments on the SPARQS" above.

                                   Sale, Exchange or Early Retirement of the
                                   SPARQS. Upon a sale or exchange of a SPARQS prior to the maturity of the SPARQS, upon the retirement of a SPARQS prior to maturity pursuant to the Morgan Stanley Call Right or upon the occurrence of an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, retirement or occurrence and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the SPARQS would generally equal the U.S. Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                   Possible Alternative Tax Treatments of an
                                   Investment in the SPARQS

                                   Due to the absence of authorities that
                                   directly address the proper characterization of the SPARQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                   If the IRS were successful in asserting that the Contingent Payment Regulations applied to the SPARQS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the SPARQS to the extent that the value of King Pharmaceuticals Stock and cash (if any) received exceeded the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                   Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative U.S. federal income tax characterizations or treatments of the SPARQS are also possible, and if applied could also affect the timing and the character of the income or loss with respect to the SPARQS. It is possible, for example, that a SPARQS could be treated as constituting an "open transaction" with the result that the quarterly payments on the SPARQS might not be accounted for separately as giving rise to income to U.S. Holders. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the SPARQS.

                                   Backup Withholding and Information Reporting

                                   Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, a U.S. Holder may be subject to information reporting in respect of the amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or otherwise complies with the applicable requirements of the information reporting rules.

                                   Non-U.S. Holders

                                   This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a SPARQS that is for U.S. federal income tax purposes:

                                      o  a nonresident alien individual;

                                      o  a foreign corporation; or

                                      o  a foreign trust or estate.

                                   Although you have agreed with us pursuant to the terms of the SPARQS to treat a SPARQS as an investment unit consisting of a Terminable Forward Contract and a Deposit, significant aspects of the tax treatment of the SPARQS are uncertain. Accordingly, any quarterly payments on the SPARQS made to a non-U.S. Holder will generally be withheld upon at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under "other income" or similar provision. In order to claim an exemption from or a reduction in the 30% withholding tax, a non- U.S. Holder that is the beneficial owner of a SPARQS must comply with certification requirements to establish that it is not a United States Person and is claiming a reduction of or an exemption from withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you are urged to consult your own tax advisor regarding the tax treatment of the SPARQS, including the possibility of obtaining a refund of any withholding tax and the certification requirements described above.

                                                                         Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of January 30, 2005, April 1, 2005 and August 15, 2005 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: July 30, 2004
     o Interest Payment Dates: November 15, 2004, February 15, 2005, May 15, 2005 and the Maturity Date
     o Yield to Call: 23% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $10.75 per SPARQS
     o    Interest Rate: 6% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical Yield to Call rate of 23% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                              1
         Discount  Factor = ------, where x is the number of years from the
                            123(x) Original Issue Date to and including the applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of January 30, 2005 is $.2983 ($.1771 + $.1212).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of January 30, 2005, the present value of the Call Price is $10.4517 ($10.75 - $.2983).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of January 30, 2005, the Call Price is therefore $11.5915, which is the amount that if paid on January 30, 2005 has a present value on the Original Issue Date of $10.4517, based on the applicable Discount Factor.

                                      o o o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                                                    Call Date of January 30, 2005
                                                    -----------------------------
                                                                                                                           Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                              Accrued                                                                      of Cash
                                                but                      Total        Days                                 Received
                                              Unpaid                      Cash        from     Years from     Discount    on Payment
                                Interest     Interest                   Received    Original    Original     Factor at     Date at
                   Issue Price  Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield        Yield
  Payment Date        Paid      Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)    to Call
-----------------  -----------  --------    -----------   -----------  ----------   --------  -------------  ----------   ----------
July 30, 2004         ($10.75)        --            --            --          --           0       .00000     100.000%            --
November 15, 2004          --   $  .1881            --            --    $  .1881         105       .29167      94.141%      $  .1771
Call Date
  (January 30, 2005)       --         --      $  .1344            --    $  .1344         180       .50000      90.167%      $  .1212
Call Date
  (January 30, 2005)       --         --            --      $11.5915    $11.5915         180       .50000      90.167%      $10.4517

Total amount received on the Call Date: $11.7259                                                                 Total:     $10.7500

Total amount received over the term of the SPARQS: $11.9140

------------------------------
1    The Call Price of $11.5915 is the dollar amount that has a present value of $10.4517, which has been discounted to the
     Original Issue Date from the Call Date at the Yield to Call rate of 23% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $10.75.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = -------, where x is Years from Original Issue Date to and including the applicable payment date.
                       1.23(x)


                                                                A-2

                                                     Call Date of April 1, 2005
                                                     --------------------------
                                                                                                                           Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                              Accrued                                                                       of Cash
                                                but                      Total        Days                                  Received
                                              Unpaid                      Cash        from     Years from     Discount    on Payment
                                Interest     Interest                   Received    Original    Original     Factor at      Date at
                   Issue Price  Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield         Yield
  Payment Date        Paid      Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)     to Call
-----------------  -----------  --------    -----------   -----------  ----------   --------  -------------  ----------   ----------
July 30, 2004         ($10.75)        --            --            --          --           0       .00000     100.000%            --
November 15, 2004          --   $  .1881            --            --    $  .1881         105       .29167      94.141%      $  .1771
February 15, 2005          --   $  .1613            --            --    $  .1613         195       .54167      89.393%      $  .1442
Call Date
  (April 1, 2005)          --                 $  .0824            --    $  .0824         241       .66944      87.059%      $  .0717
Call Date
  (April 1, 2005)          --         --            --      $11.8965    $11.8965         241       .66944      87.059%      $10.3570

Total amount received on the Call Date: $11.9789                                                                 Total:     $10.7500

Total amount received over the term of the SPARQS: $12.3283

------------------------------
1    The Call Price of $11.8965 is the dollar amount that has a present value of $10.3570, which has been discounted to the
     Original Issue Date from the Call Date at the Yield to Call rate of 23% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $10.75.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = -------, where x is Years from Original Issue Date to and including the applicable payment date.
                       1.23(x)

                                            Call Date of August 15, 2005 (Maturity Date)
                                            --------------------------------------------
                                                                                                                            Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                              Accrued                                                                       of Cash
                                                but                      Total        Days                                  Received
                                              Unpaid                      Cash        from     Years from     Discount    on Payment
                                Interest     Interest                   Received    Original    Original     Factor at      Date at
                   Issue Price  Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield         Yield
   Payment Date       Paid      Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)     to Call
-----------------  -----------  --------    -----------   -----------  ----------   --------  -------------  ----------   ----------
July 30, 2004         ($10.75)        --            --            --          --           0       .00000      100.000%          --
November 15, 2004          --   $  .1881            --            --    $  .1881         105       .29176       94.141%     $  .1771
February 15, 2005          --   $  .1613            --            --    $  .1613         195       .54167       89.393%     $  .1442
May 15, 2005               --   $  .1613            --            --    $  .1613         285       .79167       84.884%     $  .1369
Call Date
  (August 15, 2005)        --         --      $  .1613            --     $ .1613         375      1.04167       80.603%     $  .1300
Call Date
  (August 15, 2005)        --         --            --      $12.6072     $12.6072        375      1.04167       80.603%     $10.1618

Total amount received on the Call Date: $12.7685                                                                 Total:     $10.7500

Total amount received over the term of the SPARQS: $13.2792

------------------------------
1    The Call Price of $12.6072 is the dollar amount that has a present value of $10.1618, which has been discounted to the
     Original Issue Date from the Call Date at the Yield to Call rate of 23% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $10.75.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = -------, where x is Years from Original Issue Date to and including the applicable payment date.
                       1.23(x)

                                                               A-4